Exhibit 99.1

Fusion-io Reports Fiscal First Quarter 2014 Results

SALT LAKE CITY – Oct. 23, 2013 — Fusion-io (NYSE: FIO) today announced its financial results for its fiscal first quarter ended September 30, 2013.

•	Revenue: $86.3 million

•	GAAP Gross Margin of 57.7% and Non-GAAP Gross Margin of 59.4%

•	GAAP Net Loss per Diluted Share: $0.28

•	Non-GAAP Net Loss per Diluted Share: $0.07

•	Cash and Cash Equivalents: $225.3 million

FISCAL FIRST QUARTER 2014 GAAP FINANCIAL RESULTS

Fusion-io reported revenue of $86.3 million for the fiscal first quarter of 2014, compared to $118.1 million for the same quarter of 2013. Net loss for the fiscal first quarter of 2014 was $27.9 million, or a net loss per diluted share of $0.28, compared to net income of $3.9 million, or $0.04 per diluted share, in the fiscal first quarter of 2013. Gross margin for the fiscal first quarter of 2014 was 57.7%. Operating margin for the fiscal first quarter of 2014 was a negative 32.2%.

FISCAL FIRST QUARTER 2014 NON-GAAP FINANCIAL RESULTS

Non-GAAP net loss for the fiscal first quarter of 2014 was $6.7 million, or a net loss per diluted share of $0.07, compared to non-GAAP net income of $14.9 million, or $0.14 per diluted share in the same quarter of 2013. Non-GAAP gross margin for the fiscal first quarter of 2014 was 59.4%. Non-GAAP operating margin for the fiscal first quarter of 2014 was a negative 13.3%. A complete reconciliation of GAAP to non-GAAP results is set forth in the attachment to this press release.

“We have made progress in the last several months on key technology and strategic initiatives that we believe sharpen our execution and create a strong foundation for future growth,” said Shane Robison, Fusion-io chairman and chief executive officer. “The powerful combination of our application-centric architecture, robust product roadmap, and strengthening ecosystem of partners creates significant opportunity for Fusion-io in an expanding market for accelerating information with flash memory solutions.”

OTHER FINANCIAL HIGHLIGHTS

•	Cash and cash equivalents totaled $225.3 million at the end of fiscal first quarter 2014, a decrease of $13.1 million from the prior quarter-end.

•	Deferred revenue at the end of fiscal first quarter 2014 was $37.2 million, a decrease of $1.8 million from the prior quarter-end.

•	Inventory was $74.1 million at the end of fiscal first quarter 2014, an increase of $3.0 million from the prior quarter-end.

•	Capital expenditures were $3.3 million in fiscal first quarter 2014.

•	Cash used in operations was $17.1 million for the fiscal first quarter 2014.

•	Fusion-io executed a new $25 million unsecured credit facility during the quarter.

RECENT BUSINESS HIGHLIGHTS

•	Fusion-io today separately announced that Dr. Edward H. Frank has been appointed to the Board of Directors effective October 21, 2013. Dr. Frank recently retired as vice president of Macintosh Hardware Systems Engineering at Apple, Inc.

•	Fusion-io today also announces that Dennis Wolf, chief financial officer and executive vice president, will be leaving after a period of transition to pursue an opportunity at a private company. A search for his replacement is underway. In addition, James Dawson, chief sales officer and executive vice president, is retiring from the company. His replacement is expected to be announced shortly.

•	Fusion-io today announced that Gary Smerdon, former senior vice president and general manager of the accelerated solutions division (ASD) at LSI Corporation, recently joined Fusion-io as executive vice president and chief strategy officer. Additional recent hires include Robert Hon, former senior vice president of engineering at Echelon Corporation, who joined Fusion-io as senior vice president of research and development, and Keith Brown, former vice president of enterprise applications and architecture at Aflac Incorporated, who joined Fusion-io as chief information officer.

•	Fusion ioMemory is now being integrated into Quanta QCT’s Rackgo X servers through the Open Compute Project.

•	On October 22, Fusion-io announced that it had entered into an expanded worldwide original equipment manufacturer (OEM) relationship with Fujitsu whereby Fusion ioMemory will be offered by Fujitsu to accelerate applications in PRIMERGY and PRIMEQUEST servers.

•	On October 15, Fusion-io announced a number of updates to its ioControl hybrid storage solutions for SMEs, including product availability in EMEA, ioControl 3.0, and ioControl SPX server caching solutions, which are the first hybrid solutions to offer server caching for increased application performance.

•	As of October 7, nine out of 10 VMware VMmark benchmarking submissions submitted by Fusion-io OEM partners, including HP, Dell, Cisco, and Fujitsu, used ioMemory solutions to place among the top scores. Six of these benchmarks leveraged the Fusion-io ION Data Accelerator to set new world records for performance.

•	On September 26, IBM became the first to offer ioScale solutions as the IBM PCIe Flash Adapters. In August, IBM also became first to offer caching solutions based on Fusion ioTurbine software with its introduction of the IBM FlashCache Storage Accelerator.

•	On August 26, Fusion-io announced ioVDI software, a new product for virtual desktop infrastructure (VDI) acceleration that is optimized for flash memory to deliver seamless, reliable, and cost-effective virtual desktop performance with consistent low latency response times.

BUSINESS OUTLOOK

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements supersede all prior statements regarding fiscal 2014 financial results.

Second quarter of fiscal year 2014:

•	Revenue is expected to be up slightly sequentially.

•	Non-GAAP gross margin is expected to be in the range of 52 to 54%.

•	Non-GAAP operating margin of approximately negative 15 to 20%.

•	Diluted shares outstanding are expected to be approximately 105 million shares.

NON-GAAP FINANCIAL MEASURES

Fusion-io uses certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. Reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables and on the investor relations page of our website at www.fusionio.com. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures differ from GAAP measures with the same captions, may differ from non-GAAP financial measures with the same or similar captions that are used by other companies, and do not reflect a comprehensive system of accounting.

Fusion-io’s management uses the non-GAAP financial measures in the accompanying schedules to gain an understanding of Fusion-io’s comparative operating performance and future prospects, and utilizes these measures in its internal financial statements for purposes of its internal budgets and financial goals.

Management also believes that the exclusion of the items described below provides an additional measure of the company’s operating results and facilitates comparisons of Fusion-io’s core operating performance against prior periods and business model objectives. Management believes that investors should have access to the same set of tools that management uses to analyze Fusion-io’s results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP. Fusion-io endeavors to compensate for the limitation of the non-GAAP measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP measures.

For all periods presented:

•	Non-GAAP gross margin is calculated as non-GAAP gross profit divided by GAAP revenue. Non-GAAP gross profit consists of GAAP gross profit excluding the effects of stock-based compensation expense and amortization of intangible assets.

•	Non-GAAP operating margin is calculated as non-GAAP income (loss) from operations divided by GAAP revenue. Non-GAAP income (loss) from operations consists of GAAP income (loss) from operations excluding the effects of stock-based compensation expense, amortization of intangible assets, and acquisition related expenses.

•	Non-GAAP net income (loss) is calculated as GAAP net income (loss) excluding the effects of stock-based compensation expense, amortization of intangible assets, acquisition related expenses, and tax provision adjustments related to stock-based awards.

•	Non-GAAP net income (loss) per diluted share is calculated as non-GAAP net income (loss) divided by GAAP weighted-average diluted shares outstanding.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures. With respect to our expectations under “Business Outlook” above, reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to the charges which are excluded from these non-GAAP measures. The effects of stock-based compensation expense specific to non-employee common stock options are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant impact on our GAAP financial results.

RECLASSIFICATION

Certain expense amounts previously reported as cost of revenue, sales and marketing, research and development, and general and administrative expenses have been reclassified within those categories to conform to fiscal year 2014 presentation. The reclassifications did not change amounts previously reported as income (loss) from operations and net income (loss).

TODAY’S CONFERENCE CALL

Fusion-io will host an investor conference call and live webcast today, Wednesday, October 23, 2013, at 5:00 p.m. EDT to discuss these financial results. To access the conference call, dial 1.800.446.2782 or 1.847.413.3235 for international callers. The access code is 3582 5475. A listen-only live webcast will be accessible on the investor relations page of our website at www.fusionio.com and will be archived and available on this site for at least three months. A telephone replay of the conference call will be available until Wednesday, October 30, 2013. To access the replay, please dial 1.888.843.7419 or 1.630.652.3042 for international callers. The access code is 3582 5475. This press release and the financial information discussed on today’s conference call are available on the investor relations page of our website at www.fusionio.com.

ABOUT FUSION-IO

Fusion-io delivers the world’s data faster. Our Fusion ioMemory platform and software defined storage solutions accelerate virtualization, databases, cloud computing, big data and performance applications. From e-commerce retailers to the world’s social media leaders and Fortune Global 500 companies, our customers are improving the performance and efficiency of their data centers with Fusion-io technology to accelerate the critical applications of the information economy.

NOTE ON FORWARD-LOOKING STATEMENTS

Certain statements in this release may constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, but are not limited to, statements concerning financial guidance for our second fiscal quarter of 2014, our progress on, and effect of, our key technology and strategic initiatives, our expectations as to executive officer hires, our sales execution efforts, our expectations regarding the market opportunity and our ability to execute our go-to-market strategy, expectations concerning our product portfolio and our strategic partnerships, and benefits and value of our products and solutions to our customers and end users. These statements are based on current expectations and assumptions regarding future events and business performance and involve certain risks and uncertainties that could cause actual results to differ materially from those contained, anticipated, or implied in any forward-looking statement, including, but not limited to, risks associated with changes in the demand for our products, our expectation that large and concentrated purchases by a limited number of customers will continue to represent a substantial majority of our revenue and our ability to sustain or increase our revenue from our large customers or offset the discontinuation of concentrated purchases by our larger customers with purchases by new or existing customers, the continued adoption by customers of our ioMemory platform products, growing our sales through OEMs, resellers and channel partners and maintaining our relationships with OEMs, resellers and channel partners, including the timely qualification of our products for promotion and sale by our OEMs, long and unpredictable sales cycles, changes in the competitive dynamics of our markets, including the potential for increased pressure on the pricing of our products, reduced gross margins, increased sales and marketing expenses, the potential that we or our customers may not realize the benefits we currently expect from our acquisitions of ID7 and NexGen Storage, our ability to develop or acquire new products to meet customer needs and expectations, including additional software solutions to be integrated with our storage memory products, our acquisition and strategic partner strategy and disruptions in our business, operations and financial results as a result of acquisitions and strategic partner relationships, as well as the risks inherent in the integration and combination of complex products and technologies from acquisitions, undetected errors, defects or security vulnerabilities in our products, worldwide economic conditions and the impact these conditions have on levels of spending on datacenter technology like ours, our ability to recruit and successfully hire new executive officers, and such other risks set forth in the registration statements and reports that Fusion-io files with the U.S. Securities and Exchange Commission, which are available on the Investor Relations section of our website at www.fusionio.com. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or will occur. Fusion-io undertakes no obligation to update publicly any forward-looking statement for any reason after the date of this press release.

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Contacts

Shannon McPhee	Nancy Fazioli
Fusion-io Communications	Fusion-io Investor Relations
801.937.7599	408.416.5779
prteam@fusionio.com	ir@fusionio.com

Fusion-io, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,
	2012	2013
Revenue	$118,115	$86,293
Cost of revenue (1), (2)	48,065	36,540

Gross profit	70,050	49,753
Operating expenses:
Sales and marketing (1), (2)	25,587	34,798
Research and development (1), (2)	22,173	29,468
General and administrative (1), (3)	13,841	13,291

Total operating expenses	61,601	77,557

Income (loss) from operations	8,449	(27,804)
Other income (expense):
Interest income	114	35
Interest expense	(30)	(51)
Other (expense) income	(29)	186

Income (loss) before income taxes	8,504	(27,634)
Income tax expense (4)	(4,571)	(262)

Net income (loss)	$3,933	$(27,896)

Net income (loss) per common share:
Basic	$0.04	$(0.28)
Diluted	$0.04	$(0.28)
Weighted-average number of shares:
Basic	94,221	99,903
Diluted	108,425	99,903

(1) Includes stock-based compensation expenses, as follows:
Cost of revenue	$113	$157
Sales and marketing	2,169	2,923
Research and development	4,464	5,598
General and administrative	7,143	5,537

Total stock-based compensation expenses	$13,889	$14,215

(2) Includes amortization of intangible assets, as follows:
Cost of revenue	$—	$1,306
Sales and marketing	—	81
Research and development	656	656

Total amortization of intangible assets	$656	$2,043

(3) Includes acquisition related expenses	$—	$36
(4) Includes tax provision adjustments related to stock-based awards	$(3,563)	$4,934

Fusion-io, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2013	September 30, 2013
Assets
Current assets:
Cash and cash equivalents	$238,351	$225,265
Accounts receivable, net	69,107	63,912
Inventories	71,160	74,115
Prepaid expenses and other current assets	9,530	11,416

Total current assets	388,148	374,708
Property and equipment, net	35,272	34,989
Restricted cash	4,860	1,587
Intangible assets, net	28,268	26,018
Goodwill	149,467	149,467
Other assets	1,433	1,428

Total assets	$607,448	$588,197

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$14,170	$11,691
Accrued and other current liabilities	44,425	39,039
Deferred revenue	24,848	22,533

Total current liabilities	83,443	73,263
Deferred revenue, less current portion	14,167	14,643
Other liabilities	19,421	19,157
Commitments and contingencies
Stockholders’ equity:
Common stock	20	20
Additional paid-in capital	599,292	618,165
Accumulated other comprehensive loss	(110)	(370)
Accumulated deficit	(108,785)	(136,681)

Total stockholders’ equity	490,417	481,134

Total liabilities and stockholders’ equity	$607,448	$588,197

Fusion-io, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended September 30,
	2012	2013
Operating activities:
Net income (loss)	$3,933	$(27,896)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	3,188	5,838
Stock-based compensation	13,889	14,215
Excess tax benefit from stock-based awards	(4,385)	(3)
Changes in operating assets and liabilities:
Accounts receivable, net	(8,951)	5,195
Inventories	(7,746)	(2,955)
Prepaid expenses and other assets	457	(1,881)
Accounts payable	14,014	(2,479)
Accrued and other liabilities	8,658	(5,341)
Deferred revenue	5,610	(1,839)

Net cash provided by (used in) operating activities	28,667	(17,146)
Investing activities:
Purchases of property and equipment	(5,175)	(3,281)

Net cash used in investing activities	(5,175)	(3,281)
Financing activities:
Proceeds from exercises of stock options	4,279	3,206
Issuance of restricted stock awards and restricted stock units, net of repurchases	(1,055)	(702)
Proceeds from issuance of common stock under employee stock purchase plan	1,459	1,569
Excess tax benefit from stock option exercises	4,385	3
Change in restricted cash	—	3,273

Net cash provided by financing activities	9,068	7,349
Effect of exchange rate changes on cash and cash equivalents	94	(8)

Net increase (decrease) in cash and cash equivalents	32,654	(13,086)
Cash and cash equivalents at beginning of period	321,239	238,351

Cash and cash equivalents at end of period	$353,893	$225,265

Fusion-io, Inc.

Reconciliation of Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	September 30,
	2012	2013
Reconciliation of Gross Profit and Gross Margin on a GAAP Basis to Gross Profit and Gross Margin on a Non-GAAP Basis:
Gross profit on a GAAP basis	$70,050	$49,753
Stock-based compensation	113	157
Amortization of intangible assets	—	1,306

Gross profit on a non-GAAP basis	$70,163	$51,216

Revenue	$118,115	$86,293
Gross margin on a GAAP basis	59.3%	57.7%
Gross margin on a non-GAAP basis	59.4%	59.4%
Reconciliation of Operating Income (Loss) and Operating Margin on a GAAP Basis to Operating Income (Loss) and Operating Margin on a Non-GAAP Basis:
Operating income (loss) on a GAAP basis	$8,449	$(27,804)
Stock-based compensation	13,889	14,215
Amortization of intangible assets	656	2,043
Acquisition related expenses	—	36

Operating income (loss) on a non-GAAP basis	$22,994	$(11,510)

Revenue	$118,115	$86,293
Operating margin on a GAAP basis	7.2%	-32.2%
Operating margin on a non-GAAP basis	19.5%	-13.3%
Reconciliation of Net Income (Loss) on a GAAP Basis to Net Income (Loss) on a Non-GAAP Basis:
Net income (loss) on a GAAP basis	$3,933	$(27,896)
Stock-based compensation	13,889	14,215
Amortization of intangible assets	656	2,043
Acquisition related expenses	—	36
Tax provision adjustments related to stock-based awards	(3,563)	4,934

Net income (loss) on a non-GAAP basis	$14,915	$(6,668)

Fusion-io, Inc.

Reconciliation of Non-GAAP Financial Measures (continued)

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	September 30,
	2012	2013
Reconciliation of Diluted Net Income (Loss) per Share on a GAAP Basis to Diluted Net Income (Loss) per Share on a Non-GAAP Basis:
Diluted net income (loss) per share on a GAAP basis	$0.04	$(0.28)
Stock-based compensation	0.12	0.14
Amortization of intangible assets	0.01	0.02
Tax provision adjustments related to stock-based awards	(0.03)	0.05

Diluted net income (loss) per share on a non-GAAP basis	$0.14	$(0.07)